Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-00252 on Form S-8 pertaining to the Equitable Resources, Inc. Employee Savings Plan, as amended by Post-effective Amendment No. 1 to such Registration Statement, of our report dated June 10, 2009, with respect to the financial statements and schedule of the Equitable Resources, Inc. Employee Savings Plan included in this Annual Report (Form 11-K) for the year ended December 29, 2008.

/s/ Ernst & Young LLP
Ernst & Young LLP

Pittsburgh, Pennsylvania

June 24, 2009

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